As filed with the Securities and Exchange Commission on August 8, 2025.

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM F-10

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ALAMOS GOLD INC.
(Exact name of Registrant as specified in its charter)

Ontario, Canada	1040	Not Applicable
(Province or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number (if applicable))	(I.R.S. Employer Identification No. (if applicable))

Brookfield Place, 181 Bay Street, Suite 3910
Toronto, Ontario, Canada M5J 2T3
(416) 368-9932
(Address and telephone number of Registrant’s principal executive offices)

Corporation Service Company
19 West 44th Street, Suite 200
New York, New York 10036
(800) 927-9800
(Name, address (including zip code) and telephone number (including area code) of agent for service in the United States)

Copies to:

E.A. (Ward) Sellers, Esq. Alamos Gold Inc. 181 Bay Street, Suite 3910 Toronto, Ontario, Canada M5J 2T3 (416) 368-9932	Mile T. Kurta, Esq. Christopher R. Bornhorst, Esq. Torys LLP 1114 Avenue of the Americas, 23rd Floor New York, New York 10036 (212) 880-6000	Kevin M. Morris, Esq. Braden Jebson, Esq. Torys LLP 79 Wellington St. W., 30th Floor Box 270, TD South Tower Toronto, Ontario, Canada M5K 1N2 (416) 865-0040

Approximate date of commencement of proposed sale of the securities to the public:

From time to time after the effective date of this Registration Statement.

Province of Ontario, Canada
(Principal jurisdiction regulating this offering)

It is proposed that this filing shall become effective (check appropriate box):

A. ☐      upon filing with the Commission pursuant to Rule 467(a) (if in connection with an offering being made contemporaneously in the United States and Canada).

B.  ☒    at some future date (check the appropriate box below)

1. ☐      pursuant to Rule 467(b) on (          ) at (          ) (designate a time not sooner than 7 calendar days after filing).

2. ☐     pursuant to Rule 467(b) on (          ) at (          ) (designate a time 7 calendar days or sooner after filing) because the securities regulatory authority in the review jurisdiction has issued a receipt or notification of clearance on (          ).

3. ☒      pursuant to Rule 467(b) as soon as practicable after notification of the Commission by the Registrant or the Canadian securities regulatory authority of the review jurisdiction that a receipt or notification of clearance has been issued with respect hereto.

4. ☐      after the filing of the next amendment to this Form (if preliminary material is being filed).

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to the home jurisdiction’s shelf prospectus offering procedures, check the following box.  ☒

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registration Statement shall become effective as provided in Rule 467 under the Securities Act of 1933, or on such date as the Commission, acting pursuant to Section 8(a) of the Securities Act of 1933, may determine.

 PART I

INFORMATION REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS

This short form base shelf prospectus has been filed under legislation in each of the provinces and territories of Canada that permits certain information about these securities to be determined after this prospectus has become final and that permits the omission from this prospectus of that information. The legislation requires the delivery to purchasers of a prospectus supplement containing the omitted information within a specified period of time after agreeing to purchase any of these securities. All applicable shelf information omitted from this base shelf prospectus will be contained in one or more prospectus supplements that will be delivered to purchasers together with this base shelf prospectus. This short form base shelf prospectus has been filed in reliance on an exemption from the preliminary base shelf prospectus requirement for a well-known seasoned issuer.
No securities regulatory authority has expressed an opinion about these securities and it is an offence to claim otherwise. This short form base shelf prospectus constitutes an offering of these securities only in those jurisdictions where they may be lawfully offered for sale and therein only by persons permitted to sell such securities in those jurisdictions. Information has been incorporated by reference in this short form base shelf prospectus from documents filed with securities commissions or similar authorities in Canada. Copies of the documents incorporated herein by reference may be obtained on request without charge from the Assistant Corporate Secretary of Alamos Gold Inc. at Brookfield Place, 181 Bay Street, Suite 3910, Toronto, ON M5J 2T3, telephone (1-866-788-8801), and are also available electronically at www.sedarplus.ca.
SHORT FORM BASE SHELF PROSPECTUS
New Issue    August 8, 2025
ALAMOS GOLD INC.
Common Shares
Debt Securities
Warrants
Subscription Receipts
US$500,000,000
Alamos Gold Inc. (the “Corporation” or “Alamos”) may offer and issue from time to time Class A common shares of the Corporation (“Common Shares”), debt securities (“Debt Securities”), warrants to purchase Common Shares or Debt Securities (“Warrants”), or subscription receipts (“Subscription Receipts”) (all of the foregoing collectively, the “Securities”) or any combination thereof during the 25-month period that this short form base shelf prospectus (the “Prospectus”), including any amendments hereto, remains effective. Securities may be offered separately or together, in amounts, at prices and on terms to be determined based on market conditions at the time of sale and set forth in an accompanying prospectus supplement (a “Prospectus Supplement”). In addition, Securities may be offered and issued in consideration for the acquisition of other businesses, assets or securities by the Corporation or a subsidiary of the Corporation. The consideration for any such acquisition may consist of any of the Securities separately, a combination of Securities or any combination of, among other things, Securities, cash and assumption of liabilities.
The specific terms of the Securities with respect to a particular offering will be set out in the applicable Prospectus Supplement and may include, where applicable (i) in the case of Common Shares, the number of Common Shares offered, the offering price, whether the Common Shares are being offered for cash, and any other terms specific to the Common Shares being offered, (ii) in the case of Debt Securities, the specific designation, the aggregate principal amount, the currency or the currency unit for which the Debt Securities may be purchased, the maturity, the interest provisions, the authorized denominations, the offering price, whether the Debt Securities are being offered for cash, the covenants, the events of default, any terms for redemption or retraction, any exchange or conversion rights attached to the Debt Securities, whether the debt is senior or subordinated to the Corporation’s other liabilities and obligations, whether the Debt Securities will be secured by any of the Corporation’s assets or guaranteed by any other person, and any other terms specific to the Debt Securities being offered, (iii) in the case of Warrants, the offering price, whether the Warrants are being offered for cash, the designation, the number and the terms of the Common Shares or Debt Securities purchasable upon exercise of the Warrants, any procedures that will result in the adjustment of these numbers, the exercise price, the dates and periods of exercise, and any other terms specific to the Warrants being offered, and (iv) in the case of Subscription Receipts, the number of Subscription Receipts being offered, the offering price, whether the Subscription Receipts are being offered for cash, the procedures for the exchange of the Subscription Receipts for Common Shares, Debt Securities or Warrants, as the case may be, and any other terms specific to the Subscription Receipts being offered. Where required by statute, regulation or policy, and where Securities are offered in currencies other than Canadian dollars, appropriate disclosure of foreign exchange rates applicable to the Securities will be included in the Prospectus Supplement describing the Securities.
Each Prospectus Supplement will be incorporated by reference into this Prospectus for the purposes of securities legislation as of the date of the Prospectus Supplement and only for the purposes of the distribution of the Securities to which the Prospectus Supplement pertains.
This Prospectus constitutes a public offering of the Securities only in those jurisdictions where they may be lawfully offered for sale and only by persons permitted to sell the Securities in those jurisdictions. The Corporation may offer and sell Securities to, or through, underwriters or dealers and may also offer and sell certain Securities directly to other purchasers or through agents pursuant to exemptions from registration or qualification under applicable securities laws. A Prospectus Supplement relating to each issue of Securities offered thereby will set forth the names of any underwriters, dealers or agents involved in the offering and sale of the Securities and will set forth the terms of the offering of the Securities, the method of distribution of the Securities including, to the extent applicable, the proceeds to the Corporation and any fees, discounts or any other compensation payable to underwriters, dealers or agents and any other material terms of the plan of distribution.
The Securities may be sold from time to time in one or more transactions at a fixed price or prices or at non-fixed prices. If offered on a non-fixed price basis, the Securities may be offered at market prices prevailing at the time of sale (including sales in transactions that are deemed to be “at-the-market distributions” as defined in National Instrument 44-102 – Shelf Distributions of the Canadian Securities Administrators), at prices determined by reference to the prevailing market prices or at negotiated prices. The prices at which the Securities may be offered may vary as between purchasers and during the period of distribution.
In connection with any offering of Securities, except as otherwise set out in a Prospectus Supplement relating to a particular offering of Securities and other than an “at-the-market distribution” (as defined under applicable Canadian securities legislation), the underwriters may over-allot or effect transactions intended to maintain or stabilize the market price of the Securities offered at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time. An investor who acquires Securities forming part of the underwriters’ over-allocation position will acquire those Securities under this Prospectus, regardless of whether the over-allocation position is ultimately filled through the exercise of the over-allotment option or through secondary market purchases. No underwriter or dealer involved in an “at-the-market distribution” under this Prospectus, no affiliate of such an underwriter or dealer, and no person or company acting jointly or in concert with such underwriter or dealer will over-allot Securities in connection with such distribution or effect any other transactions that are intended to stabilize or maintain the market price of the Securities.
The outstanding Common Shares are listed on the Toronto Stock Exchange (the “TSX”) under the symbol “AGI”. The Common Shares are also listed on the New York Stock Exchange (the “NYSE”) under the symbol “AGI”.
ii

Unless otherwise specified in the applicable Prospectus Supplement, no Securities, other than Common Shares, will be listed on any securities exchange.
As of the date hereof, the Corporation has determined that it qualifies as a “well-known seasoned issuer” under the WKSI Blanket Orders (as defined below). See “Well-Known Seasoned Issuer”.
Alamos’ registered office and head office is located at Brookfield Place, 181 Bay Street, Suite 3910, Toronto, Ontario M5J 2T3.
This offering is made by a Canadian issuer that is permitted, under the multijurisdictional disclosure system adopted by the United States (“U.S.”) and Canada, to prepare this Prospectus in accordance with Canadian disclosure requirements. Purchasers of the Securities should be aware that such requirements are different from those of the U.S. The financial statements incorporated herein by reference have been prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board (“IFRS”) that were applicable as at the date of the financial statements, and thus may not be comparable to financial statements of U.S. companies prepared in conformity with accounting principles generally accepted in the U.S. Financial statements which will be deemed incorporated by reference herein in the future, or which may form part of a Prospectus Supplement in the future, will be prepared in accordance with IFRS.
Purchasers of the Securities should be aware that the acquisition of the Securities may have tax consequences both in the U.S. and in Canada. Such consequences for purchasers who are resident in, or citizens of, the U.S. or who are resident in Canada may not be described fully herein or in any applicable Prospectus Supplement. Purchasers of the Securities should read the tax discussion contained in the applicable Prospectus Supplement with respect to a particular offering of Securities and consult their own tax advisors.
The enforcement by investors of civil liabilities under U.S. federal securities laws may be affected adversely by the fact that the Corporation is incorporated under the laws of Canada, that most of its officers and directors are residents of Canada, that some or all of the underwriters or experts named in the registration statement are not residents of the U.S., and that a substantial portion of the assets of the Corporation and said persons are located outside the U.S.
All dollar amounts in this Prospectus are expressed in United States dollars, except as otherwise indicated. References to “$”, “US$” or “dollars” are to United States dollars and references to “C$” are to Canadian dollars.
NEITHER THE U.S. SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) NOR ANY STATE OR CANADIAN SECURITIES REGULATOR HAS APPROVED OR DISAPPROVED THE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENCE.
No underwriter has been involved in the preparation of this Prospectus nor has any underwriter performed any review of the contents of this Prospectus.
Investing in the Securities involves certain risks. Prospective purchasers of the Securities should carefully consider all the information in this Prospectus and in the documents incorporated by reference in this Prospectus. For more information, see “Cautionary Note Regarding Forward-Looking Information” and “Risk Factors” beginning on pages 1 and 18.
Directors of the Corporation residing outside of Canada have appointed Alamos Gold Inc., Brookfield Place, 181 Bay Street, Suite 3910, Toronto, Ontario M5J 2T3, as agent for service of process in Canada. Purchasers are advised that it may not be possible for investors to enforce judgments obtained in Canada against any person or company that resides outside of Canada, even if the party has appointed an agent for service of process. See “Enforcement of Certain Civil Liabilities”.
iii

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This Prospectus and the documents incorporated by reference herein contain “forward-looking statements” within the meaning of applicable U.S. securities laws, including the United States Private Securities Litigation Reform Act of 1995, and “forward-looking information” within the meaning of applicable Canadian securities laws (collectively, “forward-looking statements”), concerning the Corporation’s plans for its properties and other matters. All statements other than statements of historical fact included in this Prospectus which address events, results, outcomes or developments that the Corporation expects to occur are, or may be deemed to be, forward-looking statements. Forward-looking statements are generally, but not always, identified by the use of forward-looking terminology such as “expect”, “plan”, “anticipate”, “believe”, “assume”, “intend”, “objective”, “estimate”, “potential”, “forecast”, “budget”, “target”, “goal”, “on track”, “outlook”, “continue”, “ongoing”, or variations of such words and phrases and similar expressions or statements that certain actions, events or results “may”, “could”, “would”, “might” or “will” be taken, occur or be achieved or the negative connotation of such terms.
Forward-looking statements in this Prospectus include, but may not be limited to, statements and expectations regarding: gold production; production potential; mining, processing, milling, and production rates; gold grades; gold prices; foreign exchange rates; free cash flow, mine-site free cash flow, total cash costs, all-in sustaining costs, mine-site all-in sustaining costs, capital expenditures, total sustaining and growth capital, capitalized exploration, budgets, tax rates and the payment of taxes, internal rate of return, net present value; total liquidity; returns to stakeholders; impacts of inflation and the implementation of any tariffs; mine plans; mine life; Mineral Reserve life; Mineral Reserves and Resources; exploration potential, budgets, focuses, programs, targets, and projected results; funding of growth initiatives; the Corporation’s approach to reduction of its environmental footprint, greenhouse gas emissions, and related investments in new initiatives; the Corporation’s climate change strategy and goals; community relations, engagement activities, and initiatives; corporate governance; synergies resulting from the integration of the Magino and Island Gold operations; processing of ore from Island Gold through the Magino mill; increases to production, value of operation, and decreases to costs resulting from the intended completion of the Phase 3+ Expansion at Island Gold; intended infrastructure investments in, method of funding for, and timing of the completion of, the Phase 3+ Expansion; Island Gold District Life of Mine Plan and Expansion Study; construction activities, capital spending and timing of initial production with respect to the Lynn Lake project and the Puerto Del Aire project; initial underground Mineral Resource at Cerro Pelon; the Burnt Timber and Linkwood deposits near the Lynn Lake project; growing production, expanding margins, and increases in profitability; the sale of Quartz Mountain to Q-Gold, the total consideration payable under the transaction agreement and the expected timing of the closing of the transaction; as well as other general information as to strategy, plans or future financial or operating performance, such as the Corporation’s expansion plans, project timelines, production plans and expected sustainable productivity increases, expected increases in mining activities and corresponding cost efficiencies, cost estimates, sufficiency of working capital for future commitments and other statements that express management’s expectations or estimates of future plans and performance.
A Mineral Resource that is classified as “Inferred” or “Indicated” has a great amount of uncertainty as to its existence and economic and legal feasibility. It cannot be assumed that any or part of an “Indicated Mineral Resource” or “Inferred Mineral Resource” will ever be upgraded to a higher category of Mineral Resource. Investors are cautioned not to assume that all or any part of mineral deposits in these categories will ever be converted into Proven and Probable Mineral Reserves.
The Corporation cautions that forward-looking statements are necessarily based upon a number of factors and assumptions that, while considered reasonable by the Corporation at the time of making such statements, are inherently subject to significant business, economic, technical, legal, political and competitive uncertainties and contingencies. Known and unknown factors could cause actual results to differ materially from those projected in the forward-looking statements and undue reliance should not be placed on such statements and information.
Such factors and assumptions underlying the forward-looking statements in this document include, but are not limited to: changes to current estimates of mineral reserves and resources; changes to production estimates (which assume accuracy of projected ore grade, mining rates, recovery timing and recovery rate estimates which may be impacted by unscheduled maintenance, weather issues, labour and contractor availability and other operating or technical difficulties); operations may be exposed to illnesses, diseases, epidemics and pandemics, the impact of any illness, disease, epidemic or pandemic on the broader market and the trading price of the Corporation's shares; provincial and federal orders or mandates (including with respect to mining operations generally or auxiliary businesses or services required for the Corporation’s operations) in Canada, Mexico, the United States and Türkiye; the duration of any regulatory responses to any illness, disease, epidemic or pandemic; government and the Corporation’s attempts to reduce the spread of any illness, disease, epidemic or pandemic which may affect many aspects of the Corporation's operations including the ability to transport personnel to and from site, contractor and supply availability and the ability to sell or deliver gold doré bars; fluctuations in the price of gold or certain other commodities such as, diesel fuel, natural gas, and electricity; changes in foreign exchange rates (particularly the Canadian Dollar, Mexican Peso, U.S. Dollar and Turkish Lira); the impact of inflation and any tariffs, trade barriers and/or regulatory costs; changes in the Corporation's credit rating; any decision to declare a quarterly dividend; employee and community relations; litigation and administrative proceedings (including but not limited to the investment treaty claim announced on April 20, 2021 against the Republic of Türkiye by the Corporation’s wholly-owned Netherlands subsidiaries, Alamos Gold Holdings Coöperatief U.A, and Alamos Gold Holdings B.V.) and any resulting court or arbitral decision(s); disruptions affecting operations; availability of and increased costs associated with mining inputs and labour; delays with the Phase 3+ Expansion project at the Island Gold mine, construction of the Lynn Lake Project, construction of the Puerto Del Aire project, and/or the development or updating of mine plans; changes with respect to the intended method of accessing and mining the deposit at Puerto Del Aire and changes related to the intended method of processing any ore from the deposit of Puerto Del Aire; risks associated with the start-up of new mines; the risk that the Corporation’s mines may not perform as planned; the risk that the closing conditions for the completion of the sale of Quartz Mountain may not be met; uncertainty with the Corporation’s ability to secure additional capital to execute its business plans; the speculative nature of mineral exploration and development, including the risks of obtaining and maintaining necessary licenses and permits, including the necessary licenses, permits, authorizations and/or approvals from the appropriate regulatory authorities for the Corporation’s development stage and operating assets; labour and contractor availability (and being able to secure the same on favourable terms); contests over title to properties; expropriation or nationalization of property; inherent risks and hazards associated with mining and mineral processing including environmental hazards, industrial hazards, industrial accidents, unusual or unexpected formations, pressures and cave-ins; changes in national and local government legislation, controls or regulations in Canada, Mexico, Türkiye, the United States and other jurisdictions in which the Corporation does or may carry on business in the future; increased costs and risks related to the potential impact of climate change; failure to comply with environmental and health and safety laws and regulations; disruptions in the maintenance or provision of required infrastructure and information technology systems; risk of loss due to sabotage, protests and other civil disturbances; the impact of global liquidity and credit availability and the values of assets and liabilities based on projected future cash flows; risks arising from holding derivative instruments; and business opportunities that may be pursued by the Corporation.
Additional risk factors and details with respect to such risk factors are described in the section entitled “Risk Factors” in this Prospectus and any risk factors included in the documents incorporated by reference. Although the Corporation has attempted to identify important factors and risks that could cause actual results to differ materially, there may be other factors that cause results not to be as anticipated, estimated, or intended. There can be no assurance that such statements will prove to be accurate as actual results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on forward-looking statements. The forward-looking statements herein are made as of the date of this Prospectus only and Alamos does not assume any obligation to update or revise them to reflect new information, estimates or opinions, future events or results or otherwise, except as required by applicable law.
TECHNICAL AND THIRD PARTY INFORMATION
Alamos considers its interests in the Young-Davidson mine (the “Young-Davidson Mine”), the Island Gold district (the “Island Gold District”) (comprising the Island Gold and Magino mines) and Mulatos Mine (the “Mulatos Mine”) to be its only material mineral projects for the purposes of National Instrument 43-101 — Standards of Disclosure for Mineral Projects (“NI 43-101”).

Unless otherwise noted, the disclosure contained in this Prospectus and the documents incorporated by reference herein of a scientific or technical nature for the Young-Davidson Mine is supported by the technical report titled “NI 43-101 Technical Report on the Young-Davidson Mine, Matachewan, Ontario” and dated January 25, 2017. The technical report was prepared by Christopher Bostwick, FAusIMM, Senior Vice President Technical Services of Alamos Gold Inc., and Jeffrey Volk, CPG, FAusIMM, Director – Reserves and Resources of Alamos Gold Inc., who are each a “qualified person” as defined by NI 43-101. Reference should be made to the full text of the technical report, which has been filed on SEDAR+ under the Corporation’s profile at www.sedarplus.ca. For greater certainty, the technical report is not incorporated by reference herein.
The disclosure contained in this Prospectus and the documents incorporated by reference herein of a scientific or technical nature for the Island Gold District is supported by the technical report titled “Technical Report for the Island Gold District, Dubreuilville, Ontario, Canada” and dated August 6, 2025. The technical report was prepared by Christopher Bostwick, FAusIMM, Senior Vice President, Technical Services, Nathan Bourgeault, M. Eng, P. Eng, PMP, Technical Services Superintendent, Tyler Poulin P. Geo., Geology Superintendent, Island Gold District, Jeffrey Volk, CPG, FAusIMM, Director, Reserves and Resources, and David Bucar, M.Sc, P.Eng, Director, Environmental Sustainability, each of Alamos, and who are each a “qualified person” as defined by NI 43-101. Reference should be made to the full text of the technical report, which has been filed on SEDAR+ under the Corporation’s profile at www.sedarplus.ca. For greater certainty, the technical report is not incorporated by reference herein.
The disclosure contained in this Prospectus and the documents incorporated by reference herein of a scientific or technical nature for the Mulatos mine is supported by the technical report titled “NI 43-101 Technical Report for the Mulatos Property, Sahuaripa Municipality, Sonora, Mexico” and dated March 27, 2023. The technical report was prepared by Christopher Bostwick, FAusIMM, Michele Cote, M.Sc, P.Geo, David Bucar, M.Sc, P.Eng, each of Alamos, and Marc Jutras, M.A.Sc., P.Eng., Principal, Mineral Resources with Ginto Consulting Inc., who are each a “qualified person” as defined by NI 43-101. Reference should be made to the full text of the technical report, which has been filed on SEDAR+ under the Corporation’s profile at www.sedarplus.ca. For greater certainty, the technical report is not incorporated by reference herein.
The scientific and technical information contained in the documents incorporated by reference herein relating to the Young-Davidson Mine, Island Gold District and Mulatos Mine was reviewed and approved in accordance with NI 43-101 by Christopher Bostwick, FAusIMM, Senior Vice President, Technical Services for Alamos and a “qualified person” as defined in NI 43-101.
AVAILABLE INFORMATION
The Corporation files reports and other information with the securities commissions and similar regulatory authorities in each of the provinces and territories of Canada. These reports and information are available to the public free of charge on SEDAR+ at www.sedarplus.ca.
The Corporation has filed with the SEC a registration statement on Form F-10 relating to the Securities (the “Registration Statement”). This Prospectus, which constitutes a part of the Registration Statement, does not contain all of the information contained in the Registration Statement, certain items of which are contained in the exhibits to the Registration Statement as permitted by the rules and regulations of the SEC. Statements included in this Prospectus or incorporated herein by reference about the contents of any contract, agreement or other documents referred to are not necessarily complete, and in each instance investors should refer to the exhibits for a more complete description of the matter involved. Each such statement is qualified in its entirety by such reference.
The Corporation is subject to the information requirements of the United States Securities Exchange Act of 1934, as amended (the “U.S. Exchange Act”), and applicable Canadian securities legislation and, in accordance therewith, files reports and other information with the SEC and with the securities regulatory authorities in Canada. Under the multijurisdictional disclosure system adopted by the U.S. and Canada, documents and other information that the Corporation files with the SEC may be prepared in accordance with the disclosure requirements of Canada, which are different from those of the U.S. As a foreign private issuer, the Corporation is exempt from the rules under the U.S. Exchange Act prescribing the furnishing and content of proxy statements, and its officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the U.S. Exchange Act. In addition, the Corporation is not required to publish financial statements as promptly as U.S. companies subject to the applicable provisions of the U.S. Exchange Act.
Investors may read any document that the Corporation has filed with, or furnished to, the SEC at the SEC’s website at www.sec.gov for further information about the public reference rooms. Investors may read and download some of the documents the Corporation has filed with the SEC at www.sec.gov.
Investors should rely only on information contained or incorporated by reference in this Prospectus and any applicable Prospectus Supplement. The Corporation has not authorized anyone to provide the investor with different information. The Corporation is not making an offer of the Securities in any jurisdiction where the offer is not permitted. Investors should not assume that the information contained in this Prospectus is accurate as of any date other than the date on the front of this Prospectus, unless otherwise noted herein or as required by law. It should be assumed that the information appearing in this Prospectus and the documents incorporated herein by reference are accurate only as of their respective dates. The business, financial condition, results of operations and prospects of the Corporation may have changed since those dates.
CAUTIONARY NOTE REGARDING MINERAL RESERVE AND RESOURCE ESTIMATES
Unless otherwise indicated, all Mineral Resource and Mineral Reserve estimates included in this Prospectus have been prepared in accordance with NI 43-101 and the Canadian Institute of Mining, Metallurgy and Petroleum (the “CIM”) - CIM Definition Standards on Mineral Resources and Mineral Reserves, adopted by the CIM Council, as amended (the “CIM Standards”). NI 43-101 is a rule developed by the Canadian Securities Administrators, which established standards for all public disclosure an issuer makes of scientific and technical information concerning mineral projects. Mining disclosure in the United States was previously required to comply with SEC Industry Guide 7 (“SEC Industry Guide 7”) under the U.S. Exchange Act. The SEC has adopted final rules to replace SEC Industry Guide 7 with new mining disclosure rules under sub-part 1300 of Regulation S-K of the United States Securities Act of 1933, as amended (“Regulation S-K 1300”) which became mandatory for U.S. reporting companies beginning with the first fiscal year commencing on or after January 1, 2021. Under Regulation S-K 1300, the SEC now recognizes estimates of “Measured Mineral Resources”, “Indicated Mineral Resources” and “Inferred Mineral Resources”. In addition, the SEC has amended its definitions of “Proven Mineral Reserves” and “Probable Mineral Reserves” to be substantially similar to international standards.
Investors are cautioned that while the above terms are “substantially similar” to CIM Standards, there are differences in the definitions under Regulation S-K 1300 and the CIM Standards. Accordingly, there is no assurance any mineral reserves or mineral resources that the Corporation may report as “proven mineral reserves”, “probable mineral reserves”, “measured mineral resources”, “indicated mineral resources” and “inferred mineral resources” under NI 43-101 would be the same had the Corporation prepared the mineral reserve or mineral resource estimates under the standards adopted under Regulation S-K 1300. U.S. investors are also cautioned that while the SEC recognizes “measured mineral resources”, “indicated mineral resources” and “inferred mineral resources” under Regulation S-K 1300, investors should not assume that any part or all of the mineralization in these categories will ever be converted into a higher category of mineral resources or into mineral reserves. Mineralization described using these terms has a greater degree of uncertainty as to its existence and feasibility than mineralization that has been characterized as reserves. Accordingly, investors are cautioned not to assume that any measured mineral resources, indicated mineral resources, or inferred mineral resources that the Corporation reports are or will be economically or legally mineable.
FINANCIAL INFORMATION
The financial statements of the Corporation incorporated herein by reference and in any Prospectus Supplement are reported in U.S. dollars and have been prepared in accordance with IFRS. IFRS differs in some significant respects from generally accepted accounting principles in the U.S., and thus the financial statements may not be comparable to financial statements of U.S. companies.

EXCHANGE RATE INFORMATION
The following table sets out the high and low rates of exchange for one U.S. dollar expressed in Canadian dollars during each of the following periods; the average rate of exchange for those periods; and the rate of exchange in effect at the end of each of those periods, each based on the rate of exchange published by the Bank of Canada.

	Six months ended June 30, 2025	Years ended December 31,
		2024(1)	2023(1)	2022(1)
High	C$1.4603	C$1.4416	C$1.3875	C$1.3856
Low	C$1.3558	C$1.3316	C$1.3128	C$1.2451
Average for the Period	C$1.4094	C$1.3698	C$1.3497	C$1.3013
End of Period	C$1.3643	C$1.4389	C$1.3226	C$1.3544
(1)Based on the daily rate published by the Bank of Canada.
On August 7, 2025, the daily rate of exchange was US$1.00 = C$1.3753 as published by the Bank of Canada.
THE CORPORATION
Alamos is a mining company engaged in the mining and extraction of, and exploration for, precious metals, primarily gold. Alamos owns and operates the Young-Davidson Mine, the Island Gold District (comprising the Island Gold and the Magino mines) in Ontario, Canada, the Magino Mine in Ontario, Canada, and the Mulatos Mine in the state of Sonora, Mexico.In 2024, the Young-Davidson Mine produced 174,000 ounces of gold, the Island Gold Mine produced 155,000 ounces of gold, the Magino Mine produced 33,000 ounces of gold (following the Corporation’s acquisition of the Magino Mine on July 12, 2024), and the Mulatos Mine produced 205,000 ounces of gold for total gold production in 2024 of 567,000 ounces. Alamos also owns the development-stage Lynn Lake Gold Project in Lynn Lake, Manitoba, the Qiqavik Gold Project in Nunavik, Quebec, and the Ağı Dağı, Kirazlı, and Çamyurt Projects in the Biga district of northwestern Türkiye. Additionally, the Company has a strong portfolio of growth projects, including the Phase 3+ Expansion at Island Gold, the Lynn Lake project in Manitoba, Canada and the Puerto Del Aire project in the Mulatos District. Alamos employs more than 2,400 people and is committed to the highest standards of sustainable development.
RECENT DEVELOPMENTS
On August 6, 2025, the Corporation filed a new technical report for the Island Gold District, which updated the base case life of mine plan to include both the Island Gold and Magino mines. The new technical report is titled “2025 Base Case Island Gold District NI 43-101 Technical Report, Dubreuilville, Ontario, Canada” dated June 23, 2025 with an effective date of August 6, 2025 (the “Island Gold District Technical Report”) and was prepared by Christopher Bostwick, FAusIMM, Senior Vice President, Technical Services, Nathan Bourgeault, M. Eng, P. Eng, PMP, Technical Services Superintendent, Tyler Poulin P. Geo., Geology Superintendent, Island Gold District, Jeffrey Volk, CPG, FAusIMM, Director, Reserves and Resources, and David Bucar, M.Sc, P.Eng, Director, Environmental Sustainability, each of Alamos, in accordance with National Instrument 43-101 – Standards of Disclosure for Mineral Projects. The Island Gold District Technical Report supersedes the technical report on the Island Gold mine dated August 29, 2022.
Unless otherwise indicated, the information that follows relating to the Island Gold District is based on, derived substantially from, and in some instances is a direct extract from, the Island Gold District Technical Report. The information below does not purport to be a complete summary of the Island Gold District Technical Report and is based on assumptions, qualifications and procedures that are set out only in the Island Gold District Technical Report; reference should be made to the full text of the Island Gold District Technical Report, which Alamos has filed under its SEDAR+ profile at www.sedarplus.ca. For further information in respect of the Island Gold District

Technical Report, see the Information Statement (as defined below) incorporated by reference herein. Readers are encouraged to read the Island Gold District Technical Report in its entirety.
The Island Gold District Technical Report, even if referred to in a document incorporated by reference in this prospectus, does not constitute part of this prospectus or any prospectus supplement and is not incorporated by reference therein.
DOCUMENTS INCORPORATED BY REFERENCE
Information has been incorporated by reference in this Prospectus from documents filed with securities commissions or similar authorities in each of the provinces and territories of Canada and filed with, or furnished to, the SEC. Copies of the documents incorporated herein by reference may be obtained on request without charge from the Assistant Corporate Secretary of the Corporation at Brookfield Place, 181 Bay Street, Suite 3910, Toronto, Ontario M5J 2T3, telephone 1-(866)-788-8801. These documents are also available on SEDAR+, which can be accessed online at www.sedarplus.ca. These documents are also filed as exhibits to the Registration Statement and are available at www.sec.gov. The filings of the Company through SEDAR+ and EDGAR are not incorporated by reference in this Prospectus except as specifically set out herein.
The following documents, filed by the Corporation with the securities commissions or similar authorities in each of the provinces and territories of Canada and the SEC, are specifically incorporated by reference into and form an integral part of this Prospectus:
(a)    the annual information form of the Corporation dated as of March 27, 2025 for the financial year ended December 31, 2024;
(b)    the audited consolidated financial statements of the Corporation as at and for the years ended December 31, 2024 and 2023, the notes thereto, and the reports of Independent Registered Public Accounting Firm dated February 19, 2025;
(c)    management’s discussion and analysis of financial condition and results of operations dated February 19, 2025 for the fiscal year ended December 31, 2024;
(d)    the unaudited condensed interim consolidated financial statements of the Corporation and the notes thereto as at June 30, 2025 and for the three and six months ended June 30, 2025 and 2024;
(e)    management’s discussion and analysis of financial condition and results of operations dated July 30, 2025 for the three and six months ended June 30, 2025 and 2024;
(f)    the management information circular of the Corporation dated April 9, 2025 for the annual general and special meeting of shareholders held on May 29, 2025; and
(g)    the information statement of the Corporation dated August 7, 2025 entitled “Technical Information Regarding the Island Gold District” in respect of the Island Gold District Technical Report (the “Information Statement”).
Any document of the type referred to in section 11.1 of Form 44-101F1 of National Instrument 44-101 – Short Form Prospectus Distributions (“NI 44-101”) filed by the Corporation with the securities commissions or similar regulatory authorities in Canada and the U.S. after the date of this Prospectus and all Prospectus Supplements, disclosing additional or updated information filed pursuant to the requirements of applicable securities legislation in Canada and the U.S. and during the period that this Prospectus is effective, shall be deemed to be incorporated by reference in this Prospectus. In addition, any “template version” of “marketing materials” (as defined in National Instrument 41-101 – General Prospectus Requirements) filed after the date of a Prospectus Supplement and prior to the termination of the offering of Securities to which such Prospectus Supplement relates, shall be deemed to be incorporated by reference into such Prospectus Supplement. Each annual report on Form 40-F

(or another applicable form) filed by the Corporation will be incorporated by reference into this Prospectus and the Registration Statement. In addition, any report on Form 6-K (or another applicable form) filed by the Corporation with the SEC after the date of this Prospectus shall be deemed to be incorporated by reference into this Prospectus and the Registration Statement if and to the extent expressly provided in such report. The Corporation’s reports on Form 6-K and its annual report on Form 40-F (and other SEC filings made by the Corporation) are available at the SEC’s website at www.sec.gov. The documents incorporated or deemed to be incorporated herein by reference contain meaningful and material information relating to the Corporation and prospective purchasers of Securities should review all information contained in this Prospectus and the documents incorporated or deemed to be incorporated herein by reference.
Upon a new annual information form and related annual consolidated financial statements being filed by the Corporation with the applicable securities regulatory authorities during the duration that this Prospectus is effective, the previous annual information form, the previous annual consolidated financial statements and all interim consolidated financial statements, and in each case the accompanying management’s discussion and analysis, information circulars (to the extent the disclosure is inconsistent) and material change reports filed prior to the commencement of the financial year of the Corporation in which the new annual information form is filed shall be deemed no longer to be incorporated into this Prospectus for purposes of future offers and sales of Securities under this Prospectus. Upon interim consolidated financial statements and the accompanying management’s discussion and analysis being filed by the Corporation with the applicable securities regulatory authorities during the duration that this Prospectus is effective, all interim consolidated financial statements and the accompanying management’s discussion and analysis filed prior to the new interim consolidated financial statements shall be deemed no longer to be incorporated by reference into this Prospectus for purposes of future offers and sales of Securities under this Prospectus. Upon a new management information circular in connection with an annual meeting being filed with the applicable securities regulatory authorities during the currency of this Prospectus, the management information circular filed in connection with the previous annual meeting (unless such management information circular also related to a special meeting) will be deemed no longer to be incorporated by reference in this Prospectus for purposes of future offers and sales of Securities hereunder.
A Prospectus Supplement containing the specific terms of an offering of Securities and other information relating to the Securities will be delivered to prospective purchasers of such Securities together with this Prospectus and will be deemed to be incorporated into this Prospectus as of the date of such Prospectus Supplement but only for the purpose of the offering of the Securities covered by that Prospectus Supplement.
Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Prospectus to the extent that a statement contained herein, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not constitute a part of this Prospectus, except as so modified or superseded. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of such a modifying or superseding statement shall not be deemed an admission for any purpose that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made.
CONSOLIDATED CAPITALIZATION
There have been no material changes in the share and loan capital of the Corporation, on a consolidated basis, since the date of the unaudited condensed interim consolidated financial statements of the Corporation and the notes thereto as at June 30, 2025 and for the three and six months ended June 30, 2025 and 2024, which are incorporated by reference in this Prospectus.

DESCRIPTION OF EXISTING INDEBTEDNESS
The Corporation has access to a credit facility (the “Facility”) of $750.0 million, not including the uncommitted $250.0 million accordion feature to increase the credit facility up to $1.0 billion. The borrowing costs under the Facility are Adjusted Term SOFR Rate plus 1.45% to 2.50% based on the Company’s net leverage ratio, as defined in the agreement. As at June 30, 2025, $250 million was drawn on the Facility and based on the Company's net leverage ratio, the Facility bears interest at a rate of Adjusted Term SOFR Rate plus 1.45% on drawn amounts and stand-by fees of 0.29% on undrawn amounts. The Facility matures on February 20, 2029.
The Facility is secured against all of the material present and future assets, property and undertakings of the Corporation. The Facility contains various covenants customary for a loan facility of this nature, including limits on indebtedness, asset sales and liens. It contains financial covenant tests that include (a) a minimum interest coverage ratio of 3.0:1.0 and (b) a maximum net leverage ratio of 3.5:1.0, both as defined in the agreement. As at the date hereof, the Corporation is in compliance with the covenants.
USE OF PROCEEDS
Unless otherwise specified in a Prospectus Supplement, the net proceeds from the sale of Securities for cash will be used for general corporate purposes. Each Prospectus Supplement will contain specific information, if any, concerning the use of proceeds from that sale of Securities.
All expenses relating to an offering of Securities and any compensation paid to underwriters, dealers or agents, as the case may be, will be paid out of the proceeds of the offering or from the Corporation’s general funds, unless otherwise stated in the applicable Prospectus Supplement.
PLAN OF DISTRIBUTION
The plan of distribution with respect to an offering of Securities under this Prospectus will be described in the Prospectus Supplement for the applicable distribution of Securities.
DESCRIPTION OF SHARE CAPITAL
The authorized share capital of Alamos consists of an unlimited number of fully paid Common Shares, of which 420,429,090 Common Shares were outstanding as of July 30, 2025.
Common Shares
Each Common Share carries the right to one vote at all meetings of shareholders of Alamos. There are no special rights or restrictions of any nature attached to the Common Shares. All Common Shares rank equally as to dividends, voting powers and participation in assets upon liquidation of Alamos.
The Common Shares are listed and posted for trading on the TSX and the NYSE under the symbol “AGI”.
TRADING PRICE AND VOLUME
Trading price and volume information relating to the applicable Securities will be provided, as required, in a Prospectus Supplement.
PRIOR SALES
Prior sales of the Corporation’s Securities will be provided, as required, in a Prospectus Supplement with respect to the issuance of Securities pursuant to such Prospectus Supplement.

DESCRIPTION OF DEBT SECURITIES
This description sets forth certain general terms and provisions that would apply to any Debt Securities that Alamos may issue pursuant to this Prospectus. Alamos will provide particular terms and provisions of a series of Debt Securities, and the extent to which the general terms and provisions described below may apply to that series, in a Prospectus Supplement.
The Debt Securities will be issued under an indenture (the “Indenture”) to be entered into between Alamos as issuer, and one or more trustees (the “Trustee”) that will be named in a Prospectus Supplement to this Prospectus. A copy of the form of the Indenture has been filed as an exhibit to the Registration Statement filed with the SEC. The following summary highlights some of the provisions of the Indenture, and may not contain all of the information that is important to a purchaser of Debt Securities. Wherever this section refers to particular provisions or defined terms of the Indenture, such provisions or defined terms are incorporated in this Prospectus by reference as part of the statement made, and the statement is qualified by such reference. The Corporation will summarize in the applicable Prospectus Supplement certain terms of the Debt Securities being offered thereby and the relevant indenture which the Corporation believes will be most important to an investor’s decision to invest in the Debt Securities being offered. Such indenture may or may not be identical to the Indenture. Investors should keep in mind, however, that it is the indenture, as supplemented by any applicable supplemental indenture, and not this summary, which define an investor’s rights as a holder of Debt Securities.
Alamos may issue Debt Securities and incur additional indebtedness otherwise than through the offering of any Debt Securities pursuant to this Prospectus.
General
The Indenture does not limit the amount of Debt Securities which Alamos may issue under the Indenture, and Alamos may issue Debt Securities in one or more series. Debt Securities may be denominated and payable in any currency. Unless otherwise indicated in the applicable Prospectus Supplement, the Indenture permits Alamos, without the consent of the holders of any Debt Securities, to increase the principal amount of any series of Debt Securities that Alamos has previously issued under the Indenture and to issue such increased principal amount.
The applicable Prospectus Supplement will set forth the terms relating to the Debt Securities offered by such Prospectus Supplement (the “Offered Securities”), including:
•the specific designation of the Offered Securities; the aggregate principal amount of the Offered Securities; the price or prices at which the Offered Securities will be issued; the date or dates, if any, on which the Offered Securities will mature and the portion (if less than all of the principal amount) of the Offered Securities to be payable upon declaration of acceleration of maturity;
•the rate or rates at which the Offered Securities will bear interest, if any, the date or dates from which any such interest will accrue and on which any such interest will be payable and the record dates for any interest payable on the Offered Securities which are in registered form;
•the terms and conditions under which Alamos may be obligated to redeem, repay or purchase the Offered Securities pursuant to any sinking fund or analogous provisions or otherwise;
•the terms and conditions upon which Alamos may redeem the Offered Securities, in whole or in part, at its option;
•the covenants and events of default applicable to the Offered Securities;
•the terms and conditions for any conversion or exchange of the Offered Securities for any other securities;

•whether the Offered Securities will be issuable in the form of registered global securities (“Global Securities”), and, if so, the identity of the depositary for such registered Global Securities;
•the denominations in which registered Offered Securities will be issuable, if other than denominations of US$1,000 and any multiple thereof;
•each office or agency where payments on the Offered Securities will be made (if other than the offices or agencies described under “Payment” below) and each office or agency where the Offered Securities may be presented for registration of transfer or exchange;
•the currency in which the Offered Securities are denominated and the currency in which Alamos will make payments on the Offered Securities;
•any index, formula or other method used to determine the amount of payments of principal of (and premium, if any) or interest, if any, on the Offered Securities; and
•any other terms of the Offered Securities which apply solely to the Offered Securities, or terms generally applicable to the Debt Securities which are not to apply to the Offered Securities.
Unless otherwise indicated in the applicable Prospectus Supplement:
•holders may not tender Debt Securities to Alamos for repurchase; and
•the rate or rates of interest on the Debt Securities will not increase if Alamos becomes involved in a highly leveraged transaction or Alamos is acquired by another entity.
Alamos may issue Debt Securities under the Indenture bearing no interest or interest at a rate below the prevailing market rate at the time of issuance and, in such circumstances, Alamos will offer and sell those Debt Securities at a discount below their stated principal amount. Alamos will describe in the applicable Prospectus Supplement any generally applicable Canadian and U.S. federal income tax consequences and other special considerations applicable to any discounted Debt Securities or other Debt Securities offered and sold at par which are treated as having been issued at a discount for Canadian and/or U.S. federal income tax purposes.
Unless otherwise indicated in the applicable Prospectus Supplement, Debt Securities issued by Alamos will be direct, unconditional and unsecured obligations of Alamos and will rank equally among themselves and with all of Alamos’ other unsecured, unsubordinated obligations, if any, except to the extent prescribed by law. Debt Securities issued by Alamos as unsecured, unsubordinated obligations will be structurally subordinated to all existing and future liabilities, including trade payables and other indebtedness, of Alamos’ subsidiaries.
Alamos will agree to provide to the Trustee (i) annual reports containing audited financial statements, and (ii) quarterly reports for the first three quarters of each fiscal year containing unaudited financial information.
Payment
Unless otherwise indicated in the applicable Prospectus Supplement, Alamos will make payments on registered Debt Securities (other than Global Securities) at the office or agency of Alamos maintained for such purpose, except that Alamos may choose to pay interest (i) by cheque mailed to the address of the person entitled to such payment as specified in the security register, or (ii) by wire transfer to an account located in the U.S. maintained by the person entitled to such payment as specified in the security register. Unless otherwise indicated in the applicable Prospectus Supplement, Alamos will pay any interest due on registered Debt Securities to the persons in whose name such registered Debt Securities are registered on the day or days specified by Alamos.

Registered Global Securities
Registered Debt Securities of a series may be issued in whole or in part in global form that will be deposited with, or on behalf of, a depositary identified in the Prospectus Supplement. Global Securities will be registered in the name of a financial institution Alamos selects, and the Debt Securities included in the Global Securities may not be transferred to the name of any other direct holder unless the special circumstances described below occur. The financial institution that acts as the sole direct holder of the Global Securities is called the “Depositary”. Any person wishing to own Debt Securities issued in the form of Global Securities must do so indirectly by virtue of an account with a broker, bank or other financial institution that, in turn, has an account with the Depositary.
Special Investor Considerations for Global Securities
Alamos’ obligations, as well as the obligations of the Trustee and those of any third parties employed by Alamos or the Trustee, run only to persons who are registered as holders of Debt Securities. For example, once Alamos makes payment to the registered holder, Alamos has no further responsibility for the payment even if that holder is legally required to pass the payment along to an investor but does not do so. As an indirect holder, an investor’s rights relating to a Global Security will be governed by the account rules of the investor’s financial institution and of the Depositary, as well as general laws relating to debt securities transfers.
An investor should be aware that when Debt Securities are issued in the form of Global Securities:
•the investor cannot have Debt Securities registered in his or her own name;
•the investor cannot receive physical certificates for his or her interest in the Debt Securities;
•the investor must look to his or her own bank or brokerage firm for payments on the Debt Securities and protection of his or her legal rights relating to the Debt Securities;
•the investor may not be able to sell interests in the Debt Securities to some insurance companies and other institutions that are required by law to hold the physical certificates of Debt Securities that they own;
•the Depositary’s policies will govern payments, transfers, exchange and other matters relating to the investor’s interest in the Global Security. Alamos and the Trustee will have no responsibility for any aspect of the Depositary’s actions or for its records of ownership interests in the Global Security. Alamos and the Trustee also do not supervise the Depositary in any way; and
•the Depositary will usually require that interests in a Global Security be purchased or sold within its system using same-day funds.
Special Situations When Global Security Will be Terminated
In a few special situations described below, a Global Security will terminate and interests in it will be exchanged for physical certificates representing Debt Securities. After that exchange, an investor may choose whether to hold Debt Securities directly or indirectly through an account at its bank or brokerage firm. Investors must consult their own banks or brokers to find out how to have their interests in Debt Securities transferred into their own names, so that they will be direct holders.
The special situations for termination of a Global Security are:
•when the Depositary notifies Alamos that it is unwilling, unable or no longer qualified to continue as Depositary (unless a replacement Depositary is named) and Alamos has not appointed a successor depository within 90 days; and

•when and if Alamos decides not to have Debt Securities represented by a Global Security.
The Prospectus Supplement may list situations for terminating a Global Security that would apply only to the particular series of Debt Securities covered by the Prospectus Supplement. When a Global Security terminates, the Depositary (and not Alamos or the Trustee) is responsible for deciding the names of the institutions that will be the initial direct holders.
Events of Default
The term “Event of Default” with respect to Debt Securities of any series means any of the following, unless otherwise indicated in the applicable Prospectus Supplement:
(a)    default in the payment of the principal of (or any premium on) any Debt Security of that series at its maturity;
(b)    default in the payment of any interest on any Debt Security of that series when it becomes due and payable, and continuance of such default for a period of 30 days;
(c)    default in the deposit of any sinking fund payment when the same becomes due by the terms of the Debt Securities of that series;
(d)    default in the performance, or breach, of any other covenant or agreement of Alamos in the Indenture in respect of the Debt Securities of that series (other than a covenant or agreement for which default or breach is specifically dealt with elsewhere in the Indenture), where such default or breach continues for a period of 90 days after written notice to Alamos by the Trustee or to Alamos and the Trustee by the holders of at least 25% in principal amount of all outstanding Debt Securities affected thereby;
(e)    certain events of bankruptcy, insolvency or reorganization; or
(f)    any other Events of Default provided with respect to the Debt Securities of that series.
If an Event of Default described in clause (a), (b), (c), (d) or (f) above occurs and is continuing with respect to Debt Securities of any series, then the Trustee or the holders of not less than 25% in principal amount of the outstanding Debt Securities of that series may require the principal amount (or, if the Debt Securities of that series are original issue discount Debt Securities or indexed Debt Securities, such portion of the principal amount as may be specified in the terms of that series) of all the outstanding Debt Securities of that series and any accrued but unpaid interest on such Debt Securities to be due and payable immediately. If an Event of Default described in clause (e) above occurs and is continuing, then the principal amount of all outstanding Debt Securities and any accrued but unpaid interest on such Debt Securities will automatically, and without any action by the Trustee or any holder of such Debt Securities, become due and payable immediately. However, at any time after a declaration of acceleration with respect to Debt Securities of any series (or of all series, as the case may be) has been made and before a judgment or decree for payment of the money due has been obtained, the holders of a majority in principal amount of the outstanding Debt Securities of such series (or of all series, as the case may be), by written notice to Alamos and the Trustee, may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the non-payment of accelerated principal (or other specified amount), have been cured or waived as provided in the Indenture. The applicable Prospectus Supplement will contain provisions relating to acceleration of the maturity of a portion of the principal amount of original issue discount Debt Securities or indexed Debt Securities upon the occurrence of any Event of Default and the continuation thereof.
The Trustee is not obligated to exercise any of its rights and powers under the Indenture at the request or direction of any of the holders of any Debt Securities, unless the holders of such Debt Securities have offered to the Trustee reasonable security or indemnity. The holders of a majority in principal amount of any series of outstanding Debt Securities affected by an Event of Default may, if such holders provide reasonable security or indemnity to the

Trustee, and subject to certain limitations, direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Debt Securities of such series.
No holder of a Debt Security of any series will have any right to institute any proceedings, unless:
•such holder has previously given to the Trustee written notice of a continuing Event of Default with respect to the Debt Securities of that series;
•the holders of at least 25% in principal amount of the outstanding Debt Securities of that series have made written request and have offered reasonable indemnity to the Trustee to institute such proceedings as trustee; and
•the Trustee has failed to institute such proceeding, and has not received from the holders of a majority in the aggregate principal amount of outstanding Debt Securities of that series a direction inconsistent with such request, within 60 days after such notice, request and offer.
However, these limitations do not apply to a suit instituted by the holder of a Debt Security for the enforcement of payment of principal of, premium if any, or interest on such Security on or after the applicable due date of such payment.
Alamos will be required to furnish to the Trustee annually an officers’ certificate as to the performance of certain of its obligations under the Indenture and as to any default in such performance.
Defeasance
If the terms of a particular series of Debt Security so provide, Alamos may deposit with the Trustee sufficient cash or government securities or a combination of thereof to pay the principal, interest, any premium and any other sums due to the stated maturity or a redemption date of the Debt Securities of a particular series, and then at its option:
•Alamos will be discharged from its obligations with respect to the Debt Securities of such series with certain exceptions, and the holders of the Debt Securities of the affected series will not be entitled to the benefits of the Indenture except for registration of transfer and exchange of Debt Securities and replacement of lost, stolen or mutilated Debt Securities and certain other limited rights. Such holders may look only to such deposited funds or obligations for payment (hereinafter, “defeasance”); or
•Alamos will no longer be under any obligation to comply with certain covenants under the Indenture, and certain Events of Default will no longer apply to it (hereinafter, “covenant defeasance”).
To exercise defeasance or covenant defeasance, Alamos also must deliver, among other requirements set forth in the Indenture, to the Trustee:
•an opinion of U.S. counsel to the effect that the deposit and related defeasance would not cause the holders of the Debt Securities of the applicable series to recognize income, gain or loss for U.S. federal income tax purposes and that holders of the Debt Securities of that series will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred; and
•an opinion of Canadian counsel or a ruling from Canada Revenue Agency that the holders of the Debt Securities of the applicable series will not recognize income, gain or loss for Canadian federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to Canadian federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred.

In addition, no Event of Default with respect to the Debt Securities of the applicable series can have occurred and Alamos cannot be an insolvent person under the Bankruptcy and Insolvency Act (Canada) on the date of such deposit or at any time during the period ending on the 91st day after the date of such deposit. In order for U.S. counsel to deliver the opinion that would allow Alamos to be discharged from all of its obligations under the Debt Securities of any series, Alamos must have received from, or there must have been published by, the Internal Revenue Service a ruling, or there must have been a change in law so that the deposit and defeasance would not cause holders of the Debt Securities of such series to recognize income, gain or loss for U.S. federal income tax purposes and so that such holders would be subject to U.S. federal income tax on the same amounts, in the same manner and at the same time as would have been the case if such defeasance had not occurred.
Corporate Existence
The terms and conditions relating to any permitted merger, amalgamation, consolidation or sale of all or substantially all assets of the Corporation under certain circumstances will be set forth in a supplemental indenture. Except as provided by the terms of the supplemental indenture, however, the Corporation will be permitted to engage in any merger, amalgamation, consolidation, combination, reclassification, recapitalization, continuation or share exchange solely for the purpose of reincorporating the Corporation in another jurisdiction or forming a direct or indirect holding company of the Corporation.
Modifications and Waivers
Alamos may modify or amend the Indenture with the consent of the holders of a majority in aggregate principal amount of the outstanding Debt Securities of all series affected by such modification or amendment; provided, however, that Alamos must receive consent from the holder of each outstanding Debt Security of such affected series to:
•change the stated maturity of the principal of, premium, if any, or interest on, such outstanding Debt Security;
•reduce the principal amount of, premium, if any, or interest on such outstanding Debt Security;
•reduce the amount of the principal payable upon the acceleration of the maturity of an outstanding original issue discount Debt Security;
•change the currency of payments on such outstanding Debt Security;
•impair the right to institute suit for the enforcement of any payment on such outstanding Debt Security on or after its stated maturity or any redemption date with respect thereto;
•reduce the percentage in principal amount of outstanding Debt Securities of such series, from which the consent of holders is required to modify or amend the Indenture or waive compliance with certain provisions of the Indenture or waive certain defaults; or
•modify any provisions of the Indenture relating to modifying or amending the Indenture or waiving certain past defaults or covenants except as otherwise specified.
The holders of a majority in principal amount of Debt Securities of any series may waive Alamos’ compliance with certain restrictive provisions of the Indenture with respect to such series. The holders of a majority in principal amount of outstanding Debt Securities of all series with respect to which an Event of Default has occurred may waive any past default under the Indenture, except a default in the payment of the principal of, premium, if any, or interest on any Debt Security or in respect of any item listed above.
The Indenture or the Debt Securities of any series may be amended or supplemented, without the consent of any holder of such Debt Securities, in order to, among other things, cure any ambiguity or inconsistency or to make any change, in any case, that does not have a materially adverse effect on the rights of any holder of such Debt Securities.
Without the consent of any holders of the Debt Securities, Alamos, when authorized by or pursuant to a resolution duly adopted by the board of directors of Alamos and delivered to the Trustee, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:
(1) to add to the covenants of Alamos for the benefit of the holders of Debt Securities of all or any series and any related coupons (and if such covenants are to be for the benefit of Debt Securities of less than all series, stating that such covenants are being included solely for the benefit of such series) or to surrender any right or power herein conferred upon Alamos; or
(2) to add any additional Events of Default (and if such Events of Default are to be for the benefit of Debt Securities of less than all series, stating that such Events of Default are being included solely for the benefit of such series); or
(3) to permit or facilitate the issuance of Debt Securities in uncertificated form, to the extent then permitted under the U.S. Internal Revenue Code of 1986, as amended, and the U.S. Treasury Regulations thereunder; provided that any such action shall not adversely affect the interests of the holders of Debt Securities of any series or any related coupons in any material respect; or
(4) to change or eliminate any of the provisions of the Indenture or to add any new provision of the Indenture in respect of Debt Securities of any one or more series; provided that any such change, elimination or addition shall become effective only when there is no Debt Security outstanding of any series created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision; or
(5) to secure the Debt Securities; or
(6) to establish the form or terms of Debt Securities of any series as permitted by Sections 201 and 301 of the Indenture; or
(7) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Debt Securities of one or more series and to add to or change any of the provisions of the Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Section 609(b) of the Indenture; or
(8) (A) to close the Indenture with respect to the authentication and delivery of Debt Securities of additional series or (B) to cure any ambiguity, to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under the Indenture; provided such action under clause (B) shall not adversely affect the interests of the holders of Debt Securities of any series then outstanding and any related coupons in any material respect; or
(9) to supplement any of the provisions of the Indenture to such extent as shall be necessary to permit or facilitate the defeasance and discharge of Debt Securities of any series then outstanding pursuant to Sections 401, 1302 or 1303 of the Indenture; provided that any such action shall not adversely affect the interests of the holders of Debt Securities of such series and any related coupons or Debt Securities of any other series then outstanding in any material respect; or
(10) to evidence the succession of another person to Alamos in compliance with the terms hereof and in the Debt Securities and the assumption by any such successor of the covenants of Alamos herein and in the Debt Securities; or
(11) to evidence the addition of a person to the Indenture or any Debt Securities as a guarantor; or

(12) to change any place or places where (a) the principal of (premium, if any) or interest, if any, on Debt Securities of all or any series shall be payable, (b) Debt Securities of all or any series may be surrendered for registration or transfer, (c) Debt Securities of all or any series may be surrendered for exchange and (d) notices and demands to or upon Alamos in respect of Debt Securities of all or any series in the Indenture may be served.
Consent to Jurisdiction and Service
Under the Indenture, Alamos will irrevocably appoint an agent for service of process in any suit, action or proceeding arising out of or relating to the Indenture or the Debt Securities and for actions brought under U.S. federal or state securities laws brought in any U.S. federal or state court located in the City of New York, and will submit to such non-exclusive jurisdiction.
Governing Law
The Indenture and the Debt Securities will be governed by and construed in accordance with the laws of the State of New York.
The Trustee
The Trustee under the Indenture will be named in the applicable Prospectus Supplement.
DESCRIPTION OF WARRANTS
The Corporation may issue Warrants to purchase Common Shares or Debt Securities. This section describes the general terms that will apply to any Warrants issued pursuant to this Prospectus. Warrants may be offered separately or together with other Securities and may be attached to or separate from any other Securities.
Unless the applicable Prospectus Supplement otherwise indicates, each series of Warrants will be issued under a separate warrant indenture to be entered into between the Corporation and one or more banks or trust companies acting as Warrant agent. The Warrant agent will act solely as the agent of the Corporation and will not assume a relationship of agency with any holders of Warrant certificates or beneficial owners of Warrants.
The applicable Prospectus Supplement will include details of the warrant indentures, if any, governing the Warrants being offered. The specific terms of the Warrants, and the extent to which the general terms described in this section apply to those Warrants, will be set out in the applicable Prospectus Supplement. The Prospectus Supplement relating to any Warrants the Corporation offers will describe the Warrants and the specific terms relating to the offering. The description will include, where applicable:
•the designation and aggregate number of Warrants;
•the price at which the Warrants will be offered;
•the currency or currencies in which the Warrants will be offered;
•the date on which the right to exercise the Warrants will commence and the date on which the right will expire;
•the designation, number and terms of the Common Shares, or Debt Securities, as applicable, that may be purchased upon exercise of the Warrants, and the procedures that will result in the adjustment of those numbers;
•the exercise price of the Warrants;

•the designation and terms of the Securities, if any, with which the Warrants will be offered, and the number of Warrants that will be offered with each Security;
•if the Warrants are issued as a unit with another Security, the date, if any, on and after which the Warrants and the other Security will be separately transferable;
•any minimum or maximum amount of Warrants that may be exercised at any one time;
•any terms, procedures and limitations relating to the transferability, exchange or exercise of the Warrants;
•whether the Warrants will be subject to redemption or call and, if so, the terms of such redemption or call provisions;
•material U.S. and Canadian federal income tax consequences of owning the Warrants; and
•any other material terms or conditions of the Warrants.
Warrant certificates will be exchangeable for new Warrant certificates of different denominations at the office indicated in the Prospectus Supplement. Prior to the exercise of their Warrants, holders of Warrants will not have any of the rights of holders of the securities subject to the Warrants. The Corporation may amend the warrant indenture(s) and the Warrants, without the consent of the holders of the Warrants, to cure any ambiguity, to cure, correct or supplement any defective or inconsistent provision, or in any other manner that will not prejudice the rights of the holders of outstanding Warrants, as a group.
DESCRIPTION OF SUBSCRIPTION RECEIPTS
The Corporation may issue Subscription Receipts separately or together with Common Shares, Debt Securities or Warrants, as the case may be. The Subscription Receipts will be issued under a subscription receipt agreement. This section describes the general terms that will apply to any Subscription Receipts that may be offered by the Corporation pursuant to this Prospectus.
The applicable Prospectus Supplement will include details of the subscription receipt agreement covering the Subscription Receipts being offered. A copy of the subscription receipt agreement relating to an offering of Subscription Receipts will be filed by the Corporation with securities regulatory authorities in Canada and the U.S. after it has been entered into by the Corporation. The specific terms of the Subscription Receipts, and the extent to which the general terms described in this section apply to those Subscription Receipts, will be set forth in the applicable Prospectus Supplement. This description will include, where applicable:
•the number of Subscription Receipts;
•the price at which the Subscription Receipts will be offered;
•conditions to the exchange of Subscription Receipts into Common Shares, Debt Securities or Warrants, as the case may be, and the consequences of such conditions not being satisfied;
•the procedures for the exchange of the Subscription Receipts into Common Shares, Debt Securities or Warrants;
•the number of Common Shares or Warrants that may be exchanged upon exercise of each Subscription Receipt;
•the aggregate principal amount, currency or currencies, denominations and terms of the series of Debt Securities that may be exchanged upon exercise of each Subscription Receipt;

•the designation and terms of any other Securities with which the Subscription Receipts will be offered, if any, and the number of Subscription Receipts that will be offered with each Security;
•the dates or periods during which the Subscription Receipts may be exchanged into Common Shares, Debt Securities or Warrants;
•terms applicable to the gross or net proceeds from the sale of the Subscription Receipts plus any interest earned thereon;
•material U.S. and Canadian federal income tax consequences of owning the Subscription Receipts;
•any other rights, privileges, restrictions and conditions attaching to the Subscription Receipts; and
•any other material terms and conditions of the Subscription Receipts.
Subscription Receipt certificates will be exchangeable for new Subscription Receipt certificates of different denominations at the office indicated in the Prospectus Supplement. Prior to the exchange of their Subscription Receipts, holders of Subscription Receipts will not have any of the rights of holders of the securities subject to the Subscription Receipts.
EXEMPTION
Pursuant to a decision of the Autorité des marchés financiers dated August 7, 2025, the Corporation was granted a permanent exemption from the requirement to translate into French this prospectus, as well as the documents incorporated by reference herein, and any prospectus supplement to be filed in relation to an “at-the-market distribution”. This exemption is granted on the condition that if the Corporation offers securities to Québec purchasers other than in relation to an “at-the-market distribution”, this prospectus and the documents incorporated by reference herein and the prospectus supplement in respect of such offering be translated into French.
INTERESTS OF EXPERTS
    The following persons, who are each a “qualified person” as defined by NI 43-101, prepared, supervised the preparation of or approved certain technical and scientific information contained in this short form prospectus or in the documents incorporated by reference herein, as described above under “Technical Information”: Christopher Bostwick, FAusIMM, Senior Vice President Technical Services of Alamos Gold Inc., Jeffrey Volk, CPG, FAusIMM, Director – Reserves and Resources of Alamos, Tyler Poulin P. Geo., Geology Superintendent, Island Gold District, Nathan Eugene Gerard Bourgeault, M. Eng, P. Eng, PMP of Island Gold District, Colin Webster, P. Eng., Vice President – Sustainability & External Affairs for Alamos Gold Inc., Michele Cote, M.Sc, P.Geo, of Alamos Gold Inc., David Bucar, M.Sc, P.Eng, of Alamos Gold Inc., Marc Jutras, M.A.Sc., P.Eng., Principal, Mineral Resources with Ginto Consulting Inc, Andrew Cormier, P.Eng., Herbert Welhener, SME-RM, Vice President of Independent Mining Consultants, Inc., Todd Minard, P.E., Paolo Chiaramello, P.Eng., Jim Cremeens, P.E., P.G., Geotechnical Engineer, Knight Piesold and Company, and Jennifer Abols, P.Eng., Chief Advisor Technical Evaluation Group of Rio Tinto.
To the knowledge of the Corporation, each of these experts held less than 1% of the outstanding securities of the Corporation or of any associate or affiliate thereof when they prepared the technical information contained or incorporated by reference in this Prospectus or following the preparation of such technical information. Other than Bostwick, Volk, Bourgeault, Webster, Cote, Poulin, and Bucar pursuant to their respective employment arrangements, none of the aforementioned firms or persons received, or will receive, any direct or indirect interest in any securities of the Corporation or of any associate or affiliate thereof. Other than Bostwick, Volk, Bourgeault, Vincent, Webster, Cote, Poulin, and Bucar, none of the aforementioned firms or persons, nor any directors, officers or employees of such firms, are currently, or are expected to be elected, appointed or employed as, a director, officer or employee of the Corporation, or of any associate or affiliate of the Corporation.

RISK FACTORS
Prospective purchasers of Securities should carefully consider the risk factors incorporated by reference in this Prospectus (including subsequently filed documents incorporated by reference) and those described in a Prospectus Supplement relating to a specific offering of Securities.
Discussions of certain risks affecting the Corporation in connection with its business are provided in the Corporation’s disclosure documents filed with the various securities regulatory authorities which are incorporated by reference in this Prospectus.
LEGAL MATTERS
Certain legal matters relating to the offering of Securities hereunder will be passed upon on behalf of the Corporation by Torys LLP with respect to Canadian and U.S. legal matters, including the laws of the State of New York. At the date hereof, the partners and associates of Torys LLP, as a group, beneficially own, directly or indirectly, less than one per cent of any outstanding securities of the Corporation or any associate or affiliate of the Corporation.
WELL-KNOWN SEASONED ISSUER
The securities regulatory authorities in each of the provinces and territories of Canada have each adopted a series of substantively harmonized blanket orders, including Ontario Rule 44-503 – Exemption from Certain Prospectus Requirements for Well-known Seasoned Issuers (together with the equivalent local blanket orders in each of the other provinces and territories of Canada, all as amended or extended, and collectively, the “WKSI Blanket Orders”). This Prospectus has been filed by the Corporation in reliance upon the WKSI Blanket Orders, which permit “well-known seasoned issuers”, or “WKSIs”, to file a final short form base shelf prospectus as the first public step in an offering, and exempt qualifying issuers from certain disclosure requirements relating to such final short form base shelf prospectus. As of the date hereof, the Corporation has determined that it qualifies as a “well-known seasoned issuer” under the WKSI Blanket Orders.
AUDITORS, TRANSFER AGENT AND REGISTRAR
The auditor of the Corporation is KPMG LLP, Bay Adelaide Centre, 333 Bay St #4600, Toronto, ON M5H 2S5. KPMG LLP has confirmed that they are independent with respect to the Corporation within the meaning of the relevant rules and related interpretations prescribed by the relevant professional bodies in Canada and any applicable legislation or regulation, and that they are independent accountants with respect to the Corporation under all relevant U.S. professional and regulatory standards.
The transfer agent and registrar for the Common Shares of the Corporation is Computershare Investor Services Inc. at its principal office in Toronto, Ontario.
ENFORCEMENT OF CERTAIN CIVIL LIABILITIES
Canada
Serafino Tony Giardini, a director of the Corporation, resides outside of Canada. Mr. Giardini has appointed Alamos Gold Inc., Brookfield Place, 181 Bay Street, Suite 3910, Toronto, Ontario, Canada M5J 2T3, as agent for service of process in Canada. Purchasers are advised that it may not be possible for investors to enforce judgments obtained in Canada against any person that resides outside of Canada, even if the party has appointed an agent for service of process.

United States
The Corporation is incorporated under the laws of Canada and its principal place of business is in Canada. Most of the Corporation’s directors and officers, and some of the experts named in this Prospectus, are residents of Canada, and all or a substantial portion of their assets, and a substantial portion of the Corporation’s assets, are located outside the United States. The Corporation has appointed an agent for service of process in the United States but it may be difficult for holders of Securities who reside in the United States to effect service within the United States. upon the Corporation or those directors, officers and experts who are not residents of the U.S. Investors should not assume that a Canadian court would enforce a judgment of a U.S. court obtained in an action against the Corporation or such other persons predicated on the civil liability provisions of the U.S. federal securities laws or the securities or “blue sky” laws of any state within the United States or would enforce, in original actions, liabilities against the Corporation or such persons predicated on the U.S. federal securities laws or any such state securities or “blue sky” laws. The Corporation’s Canadian counsel has advised the Corporation that a monetary judgment of a U.S. court predicated solely upon the civil liability provisions of U.S. federal securities laws would likely be enforceable in Canada if the U.S. court in which the judgment was obtained had a basis for jurisdiction in the matter that was recognized by a Canadian court for such purposes. The Corporation cannot provide assurance that this will be the case. It is less certain that an action could be brought in Canada in the first instance on the basis of liability predicated solely upon such laws.
The Corporation filed with the SEC, concurrently with this Registration Statement, an appointment of agent for service of process on Form F-X. Under the Form F-X, the Corporation appointed Corporation Services Company as its agent for service of process in the U.S. in connection with any investigation or administrative proceeding conducted by the SEC, and any civil suit or action brought against or involving the Corporation in a U.S. court arising out of or relating to or concerning an offering of Securities under this Prospectus.
DOCUMENTS FILED AS PART OF THE REGISTRATION STATEMENT
The following documents have been or will be filed with the SEC as part of the Registration Statement of which this Prospectus forms a part: the documents set out under the heading “Documents Incorporated by Reference”; the consents of auditors and qualified persons; the powers of attorney from the directors and certain officers of the Corporation; and the form of Indenture. In connection with offerings of Securities hereunder, a copy of the form of warrant indenture, subscription receipt agreement or statement of eligibility of trustee on Form T-1, as applicable, and any other required consents or other documents will be filed by post-effective amendment or by incorporation by reference to documents filed with, or furnished to, the SEC under the U.S. Exchange Act.

PART II

INFORMATION NOT REQUIRED TO BE DELIVERED TO
OFFEREES OR PURCHASERS

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Under the Business Corporations Act (Ontario), the Registrant may indemnify a director or officer of the Registrant, a former director or officer of the Registrant or another individual who acts or acted at the Registrant’s request as a director or officer, or an individual acting in a similar capacity, of another entity (each of the foregoing, an “individual”), against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the Registrant or other entity, on the condition that (i) such individual acted honestly and in good faith with a view to the best interests of the Registrant or, as the case may be, to the best interests of the other entity for which the individual acted as a director or officer or in a similar capacity at the Registrant’s request; and (ii) if the matter is a criminal or administrative action or proceeding that is enforced by a monetary penalty, the Registrant shall not indemnify the individual unless the individual had reasonable grounds for believing that his or her conduct was lawful.
Further, the Registrant may, with the approval of a court, indemnify an individual in respect of an action by or on behalf of the Registrant or other entity to obtain a judgment in its favour, to which the individual is made a party because of the individual’s association with the Registrant or other entity as a director or officer, a former director or officer, an individual who acts or acted at the Registrant’s request as a director or officer, or an individual acting in a similar capacity, against all costs, charges and expenses reasonably incurred by the individual in connection with such action, if the individual fulfills the conditions in (i) and (ii) above. Such individuals are entitled to indemnification from the Registrant in respect of all costs, charges and expenses reasonably incurred by the individual in connection with the defence of any civil, criminal, administrative, investigative or other proceeding to which the individual is subject because of the individual’s association with the Registrant or other entity as described above, provided the individual seeking an indemnity: (A) was not judged by a court or other competent authority to have committed any fault or omitted to do anything that the individual ought to have done; and (B) fulfills the conditions in (i) and (ii) above.
In accordance with the Business Corporations Act (Ontario), the by-laws of the Registrant provide that the Registrant shall indemnify (a) each director and former director of the Registrant, (b) each officer and former officer of the Registrant, (c) each individual who acts or acted at the Registrant’s request as a director or officer of a body corporate or an individual acting in a similar capacity of another entity, and (d) the respective heirs and legal representatives of each of the persons designated in (a) to (c) (each an “Indemnified Person”) against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, which that Indemnified Person reasonably incurs in respect of any civil, criminal or administrative, investigative or other proceeding to which that Indemnified Person is made a party by reason of being or having been a director or officer of the Registrant or of a body corporate or by reason of having acted in a similar capacity for an entity if: (A) the Indemnified Person acted honestly and in good faith with a view to the best interests of the Registrant or as the case may be, to the interests of the other entity; and (B) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the Indemnified Person had reasonable grounds for believing the conduct was lawful.
The Registrant maintains directors’ and officers’ liability insurance which insures directors and officers for losses as a result of claims against the directors and officers of the Registrant in their capacity as directors and officers and also reimburses the Registrant for payments made pursuant to the indemnity provisions under the by-laws of the Registrant and the Business Corporations Act (Ontario).
Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”), may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the U.S. Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

EXHIBITS

Exhibit	Description

4.1
Annual Information Form of the Registrant dated March 27, 2025 for the fiscal year ended December 31, 2024 (incorporated by reference to exhibit 99.1 to the Registrant’s Annual Report on Form 40-F, filed with the Commission on March 31, 2025).

4.2
Audited Consolidated Financial Statements of the Registrant as at and for the years ended December 31, 2024 and 2023, together with the notes thereto, and the Reports of Independent Registered Public Accounting Firm thereon to the Shareholders and Board of Directors dated February 19, 2025 (incorporated by reference to exhibit 99.3 to the Registrant’s Annual Report on Form 40-F, filed with the Commission on March 31, 2025).

4.3
Management’s Discussion and Analysis of the Registrant for the fiscal year ended December 31, 2024 (incorporated by reference to exhibit 99.2 to the Registrant’s Annual Report on Form 40-F, filed with the Commission on March 31, 2025).

4.4
Management Information Circular of the Registrant dated April 9, 2025 in connection with the Registrant’s annual general and special meeting of shareholders held on May 29, 2025 (incorporated by reference to exhibit 99.1 to the Registrant’s Report on Form 6-K, furnished to the Commission on April 28, 2025).

4.5
Unaudited Condensed Interim Consolidated Financial Statements of the Registrant for the three and six months ended June 30, 2025 and 2024 and the notes thereto (incorporated by reference to exhibit 99.3 to the Registrant’s Report on Form 6-K, furnished to the Commission on July 31, 2025).

4.6
Management’s Discussion and Analysis of Financial Condition and Results of Operation for the three and six months ended June 30, 2025 (incorporated by reference to exhibit 99.2 to the Registrant’s Report on Form 6-K, furnished to the Commission on July 31, 2025).

4.7
Information statement of the Registrant dated August 7, 2025 entitled “Technical Information Regarding the Island Gold District” in respect of the Island Gold District Technical Report (incorporated by reference to exhibit 99.1 to the Registrant’s Report on Form 6-K, furnished to the Commission on August 7, 2025).

5.1	Consent of KPMG LLP
5.2	Consent of Christopher Bostwick
5.3	Consent of Marc Jutras
5.4	Consent of Michele Cote
5.5	Consent of David Bucar
5.6	Consent of Nathan Bourgeault
5.7	Consent of Colin Webster
5.8	Consent of Jeffrey Volk
5.9	Consent of Andrew Cormier
5.10	Consent of Herbert E. Welhener
5.11	Consent of Paolo Chiaramello
5.12	Consent of James Cremeens
5.13	Consent of Tyler Poulin
5.14	Consent of Jennifer Abols
5.15	Consent of Todd Minard
6.1	Powers of Attorney (included on the signature pages of this Registration Statement).
7.1	Form of Trust Indenture* (incorporated by reference to exhibit 7.1 to the Registrant’s Form F-10, filed with the Commission on May 31, 2023).

107	Filing Fee Table
* If Debt Securities are offered by a supplement to this Registration Statement, the Registrant will file with the Commission a trustee’s Statement of Eligibility on Form T-1 (if applicable).

PART III

UNDERTAKING AND CONSENT TO SERVICE OF PROCESS

ITEM 1.  UNDERTAKING

The Registrant undertakes to make available, in person or by telephone, representatives to respond to inquiries made by the Securities and Exchange Commission (the “Commission”) staff, and to furnish promptly, when requested to do so by the Commission staff, information relating to the securities registered pursuant to this Form F-10 or to transactions in said securities.

ITEM 2.  CONSENT TO SERVICE OF PROCESS

Concurrently with the filing of this Registration Statement on Form F-10, the Registrant will file with the Commission a written irrevocable consent and power of attorney on Form F-X.

If Debt Securities are offered by a supplement to this Registration Statement, any non-U.S. trustee will file with the Commission a written irrevocable consent and power of attorney on Form F-X.

Any change to the name or address of the agent for service of the Registrant or any non-U.S. trustee shall be communicated promptly to the Commission by amendment of the Form F-X referencing the file number of this Registration Statement.
III-1

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-10 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto, Ontario, Country of Canada, on August 8, 2025.

ALAMOS GOLD INC.

By:	/s/ John A. McCluskey
Name: John A. McCluskey
Title: President and Chief Executive Officer

POWERS OF ATTORNEY

Each person whose signature appears below constitutes and appoints John A. McCluskey, Gregory Fisher and E.A. (Ward) Sellers, and each of them, each of whom may act without the joinder of the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement and registration statements filed pursuant to Rule 429 under the Securities Act, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but when taken together shall constitute one instrument.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated and on the 8th day of August, 2025.

Signature	Title

/s/ John A. McCluskey	President, Chief Executive Officer and Director
John A. McCluskey	(principal executive officer)

/s/ Gregory Fisher	Chief Financial Officer
Gregory Fisher	(principal financial officer and principal accounting officer)

/s/ J. Robert S. Prichard	Chairman and Director
J. Robert S. Prichard

/s/ Elaine Ellingham	Director
Elaine Ellingham

/s/ David Fleck	Director
David Fleck

/s/ Alexander Christopher	Director
Alexander Christopher

/s/ Claire M. C. Kennedy	Director
Claire M. C. Kennedy

/s/ Chana Martineau	Director
Chana Martineau

/s/ Monique Mercier	Director
Monique Mercier

/s/ Serafino Tony Giardini	Director
Serafino Tony Giardini

/s/ Richard McCreary	Director
Richard McCreary

/s/ Shaun Usmar	Director
Shaun Usmar

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of the Securities Act, this Registration Statement on Form F-10 has been signed below by the undersigned, solely in its capacity as the Registrant’s duly authorized representative in the United States, on August 8, 2025.

AURICO GOLD (USA) INC.

By:	/s/ Gregory Fisher
Name: Gregory Fisher Title: Chief Financial Officer